UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2014

MOBETIZE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Square St. #205, Blaine, Washington, USA		98230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(206) 347-4515
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

During the period to September 30, 2013 the President and Director of our Company, Mr. Fowler, incurred expenses on our Company’s behalf for which he was not reimbursed. The total monies owed to Mr. Fowler as a result of these expenses was USD$146,709 and CAD$17,745 at September 30, 2013 which has been fully disclosed in our financial results as related party transactions.

On March 26, 2014 Mr. Fowler entered in to a debt settlement agreement with our Company wherein our Company is to issue to Mr. Fowler 150,000 common shares of the Company at a deemed price of $0.75 per share in satisfaction of the first $112,500 of the balance owing to Mr. Fowler. After this settlement, the Company will still owe USD$34,209 and CAD$17,745 to Mr. Fowler.

On March 26, we issued an aggregate of 150,000 common shares to one (1) person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

10.1	Debt Settlement Agreement dated as of March 26, 2014 between our company and Stephen Fowler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.

/s/ Ajay Hans
Ajay Hans
CEO and Director

Date:	March 27, 2014